Exhibit 99.1

DISTRICT COURT, CITY & COUNTY OF DENVER, STATE OF COLORADO
1437 Bannock Street
Denver, Colorado 80202
COURT USE ONLY

Plaintiff: JORDAN LEAJAMES (MCCANN), Derivatively on Behalf of AMPIO
PHARMACEUTICALS, INC.,	Case Number: 2023CV30287

Division: 280
v.

Defendants: MICHAEL A. MARTINO, J. KEVIN BUCHI, DAVID STEVENS, ELIZABETH JOBES, HOLLI CHEREVKA, DAVID BAR-OR, PHILIP H.COELHO, and RICHARD B. GILES,

and

Nominal Defendant: AMPIO
PHARMACEUTICALS, INC., a Delaware
Corporation

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement dated January 8, 2025 (“Stipulation”) is made and entered into by the following parties, each by and through their respective counsel: (1) plaintiff Jordan LeaJames (McCann) (“LeaJames”) (the “Colorado State Court Plaintiff”) in the above-captioned shareholder derivative action pending in the District Court, City & County of Denver, State of Colorado (the “Colorado State Court”) (the “State Derivative Action”); plaintiffs Robert Maresca (“Maresca”) and Samantha Marquis (“Marquis”) (the “Federal Plaintiffs” and together with the Colorado State Court Plaintiff, the “Derivative Plaintiffs”) in the consolidated stockholder derivative action pending in the United States District Court for the District of Colorado (the “Federal Court”) captioned Maresca v. Martino et al, Civil Action No. 1:22-cv-02646-PAB-KAS (Consolidated with Civil Action No. 22-cv-02803-PAB-SP) (the “Consolidated Federal Derivative Action” and together with the Colorado State Court Action, the “Actions”); shareholders Satheesh Thomas (“Thomas”) and Dirk McKnight (“McKnight”) (the “Shareholders,” and collectively with Derivative Plaintiffs, the “Plaintiffs”), who made separate pre-suit litigation demands (the “Demands,” and together with the Actions, the “Derivative Matters”) on the Board of Directors of Ampio Pharmaceuticals, Inc. (“Ampio” or the “Company”); (2) individual defendants Michael A. Martino, Holli Cherevka, David Bar-Or, David Stevens, Elizabeth Jobes, J. Kevin Buchi, Philip H. Coelho, and Richard B. Giles (collectively, the “Individual Defendants”)1; and (3) nominal defendant Ampio (together with the Individual Defendants, “Defendants”) (the “Parties” refers collectively to Plaintiffs and Defendants).

This Stipulation, subject to the approval of the Colorado State Court, is intended to fully, finally, and forever resolve, discharge, and settle any and all Released Claims (as defined herein) upon the terms and subject to the conditions set forth herein.

I.              FACTUAL AND PROCEDURAL BACKGROUND

Plaintiffs allege that, inter alia, between December 29, 2020 and August 3, 2022, at least, the Individual Defendants breached their fiduciary duties by: (1) issuing and/or causing the Company to issue false and misleading statements and omissions to the public regarding Ampio’s clinical trials for its lead pharmaceutical candidate, Ampion, as well as the Company’s ability to successfully bring Ampion to market; (2) failing to maintain adequate internal controls; (3) causing the Company to repurchase its own stock at prices that were artificially inflated due to Defendants’ misrepresentations; and (4) engaging in improper insider selling of Company stock. The Individual Defendants dispute Plaintiffs’ allegations.

1 Defendant Michael Macaluso passed away on November 9, 2022, as stated in the Suggestion of Death of Defendant Michael Macaluso filed with the Federal Court on September 20, 2023. (Consolidated Federal Derivative Action, ECF No. 43).

A.            The Securities Class Action

On August 17, 2022, plaintiff Christopher Kain filed a securities class action in the Federal Court against the Company and defendants Michael A. Martino, Michael Macaluso, and Holli Cherevka for violations of the Securities Exchange Act of 1934 (the “Exchange Act”) alleging substantially the same false and misleading statements that are alleged in the Actions and Demands, captioned Wang et al v. Ampio Pharmaceuticals, Inc. et al, Case No. 1:22-cv-02105

(the “Securities Class Action”). (Securities Class Action, ECF No. 1).

On January 9, 2024, the parties in the Securities Class Action filed a joint status report, inter alia, informing the Court that the parties: (1) had reached a settlement-in-principle to resolve all claims; and (2) were negotiating the remaining terms of the settlement agreement, which they would endeavor to submit to the Court within 120 days, including a stipulation and agreement of settlement and a motion for preliminary approval of the settlement. (Securities Class Action, ECF No. 86).

On January 12, 2024, the Court ordered the parties in the Securities Class Action to submit a stipulation and agreement of settlement and a motion for preliminary approval of the settlement, including a plan of allocation and procedures for class notice, on or before May 13, 2024. (Securities Class Action, ECF No. 88).

On May 13, 2024, plaintiffs in the Securities Class Action filed an Unopposed Motion for Preliminary Approval of the Class Action Settlement, along with supporting documents (Securities Class Action, ECF No. 93-95). No opposition or objections were filed in response to the motion, and on June 17, 2024, plaintiffs in the Securities Class Action filed a reply in further support of the unopposed motion (Securities Class Action, ECF No. 96). The Federal Court granted the motion on September 24, 2024, preliminarily approving the settlement of the Securities Class Action (Securities Class Action, ECF No. 97). The final settlement hearing is scheduled for February 19, 2025.

B.            The State Derivative Action

On January 27, 2023, the Colorado State Court Plaintiff2 filed a Verified Shareholder Derivative Complaint in the Colorado State Court on behalf of Ampio against defendants Michael A. Martino, J. Kevin Buchi, David Stevens, Elizabeth Jobes, Holli Cherevka, David Bar-Or, Philip H. Coelho, and Richard B. Giles alleging, inter alia, breaches of fiduciary duty, gross mismanagement, waste of corporate assets, and unjust enrichment. (State Derivative Action, Filing ID 88969D76262CB).

On March 2, 2023, the parties in the State Derivative Action filed a joint stipulated and unopposed motion with the Colorado State Court requesting the court to stay the State Derivative Action under substantially the same terms as the Stay Order in the Consolidated Federal Derivative Action, which stay the Colorado State Court so ordered on March 3, 2023.

C.            The Consolidated Federal Derivative Action

On October 7, 2022, plaintiff Maresca filed a Verified Shareholder Derivative Complaint on behalf of Ampio in the Federal Court against defendants Michael A. Martino, Michael Macaluso, Holli Cherevka, David Bar-Or, David Stevens, J. Kevin Buchi, Philip H. Coelho, and Richard B. Giles, formerly captioned Maresca v. Martino et al, Civil Action No. 1:22-cv-02646-KLM, alleging breaches of fiduciary duties, unjust enrichment, waste of corporate assets, and violations of Sections 14(a), 10(b), and 20(a) of the Exchange Act (the “Maresca Action”). (Consolidated Federal Derivative Action, ECF No. 1).

2 On December 13, 2024, the Court granted plaintiff John McCann’s motion to substitute himself for his son, Jordan LeaJames (McCann), as the Colorado State Court Plaintiff.

On October 25, 2022, plaintiff Marquis filed a Verified Shareholder Derivative Complaint on behalf of Ampio in the Federal Court against defendants Michael A. Martino, Michael Macaluso, Holli Cherevka, David Bar-Or, David Stevens, J. Kevin Buchi, Philip H. Coelho, and Richard B. Giles alleging breaches of fiduciary duties and violations of Section 14(a) of the Exchange Act, in an action captioned Marquis v. Martino, et al, Civil Action No. 1:22-cv-02803-PAB-KLM (the “Marquis Action”). (Marquis Action, ECF No. 1).

On January 10, 2023, the Federal Court consolidated the Marquis Action with the Maresca Action under the lead case, captioned Maresca v. Martino et al, Case No. 1:22-cv-02646-PAB-KAS (D. Colo.) (Consolidated with Civil Action No. 22-cv-02803-PAB-KLM) (the “Consolidated Federal Derivative Action”). (Consolidated Federal Derivative Action, ECF No. 19).

On January 12, 2023, the Federal Court appointed Timothy Brown of The Brown Law Firm, P.C. and Phillip C. Kim of The Rosen Law Firm, P.A. as plaintiffs’ co-lead counsel in the Consolidated Federal Derivative Action. (Consolidated Federal Derivative Action, ECF No. 23).

On January 17, 2023, the parties filed a joint motion to stay the Consolidated Federal Derivative Action. (Consolidated Federal Derivative Action, ECF No. 24).

On January 25, 2023, the Federal Court ordered the case stayed until the first of the following events occurred: (i) the Securities Class Action was dismissed with prejudice; (ii) any defendant in the Securities Class Action filed an answer in that case; or (iii) Federal Plaintiffs provided notice via email to defendants that the temporary stay was terminated, which Federal Plaintiffs were also entitled to do in the event that any other related derivative action was not stayed for at least the same duration as the Consolidated Federal Derivative Action (the “Stay Order”). (ECF Nos. 24, 31). The Stay Order also required the parties to file a status report with the Federal Court every sixty days from the date of the Stay Order until the stay was lifted. (Consolidated Federal Derivative Action, ECF No. 31). Thereafter, the parties filed numerous status reports with the Federal Court. (Consolidated Federal Derivative Action, ECF Nos. 33, 37, 39, 44, 47).

On January 9, 2024, the parties filed a joint status report informing the Federal Court, inter alia, that: (1) on January 4, 2024, the parties participated in a private virtual mediation where they reached an agreement in principle on the terms of a settlement, subject to documentation and approval, that was supported by plaintiff LeaJames and the Shareholders; and (2) the parties intended to work diligently toward finalizing the settlement documentation and submitting a motion for preliminary approval. (Consolidated Federal Derivative Action, ECF No. 48).

On January 10, 2024, the Federal Court ordered the parties to file dismissal papers or a status report on or before February 9, 2024. (Consolidated Federal Derivative Action, ECF No. 49). Thereafter, the parties filed numerous status reports with the Federal Court. (Consolidated Federal Derivative Action, ECF Nos. 50, 52, 54, 56, 58, 60, 62).

D.            The Demands

Also on March 3, 2023, shareholder McKnight served a litigation demand on Ampio’s Board of Directors (the “Board”) to investigate and bring action against Michael A. Martino, Michael Macaluso, Holli Cherevka, David Stevens, J. Kevin Buchi, Philip H. Coelho, and Richard B. Giles for, inter alia, breaches of their fiduciary duties.

On March 7, 2023, shareholder Thomas separately served a litigation demand on the Board to investigate and bring action against various of the Company’s current and former officers and/or directors for, inter alia, violations of the Exchange Act and breaches of fiduciary duty.

E.            Settlement Negotiations

In November 2023, Plaintiffs and Defendants agreed to mediate the Actions and Demands to attempt to resolve the claims and potential claims asserted therein. The mediation was set for January 4, 2024 with Robert Meyer, Esq. (the “Mediator”), an experienced mediator with JAMS ADR.

On December 1, 2023, the Federal Plaintiffs sent a settlement demand letter to Defendants that, inter alia, proposed a settlement framework that included a comprehensive set of corporate governance reforms designed to address what Federal Plaintiffs allege were the governance deficiencies that resulted in the wrongdoing alleged in the Consolidated Federal Derivative Action.

On December 20, 2023, the Colorado State Court Plaintiff sent a settlement demand letter to Defendants that, inter alia, proposed a settlement framework that included a comprehensive set of corporate governance reforms designed to address what the Colorado State Court Plaintiff alleged were the governance deficiencies that resulted in the wrongdoing alleged in the State Derivative Action.

In advance of the January 4, 2024 mediation, the Parties agreed to various corporate governance reforms that Ampio would adopt, implement, and maintain as consideration for the Settlement.

On January 4, 2024, the Parties attended the mediation via Zoom. At the mediation, the Parties completed their negotiations on the reforms Ampio would adopt. Only after the Parties reached an agreement in principle on the substantive terms of the settlement did they negotiate, with the Mediator’s assistance, attorneys’ fees and expenses that would be payable to Plaintiffs’ Counsel by Ampio’s D&O insurers in recognition of the substantial benefits achieved through the Settlement. At the end of the day, the Parties accepted the Mediator’s proposal for Ampio’s D&O insurers to pay $500,000.00 in attorneys’ fees and expenses to Plaintiffs’ Counsel, subject to Court approval.

Thereafter, before the Parties could complete the documentation of the settlement, Ampio determined that the continued viability of the Company was questionable. The Board further realized that it could be in the best interests of the Company to dissolve or otherwise end its operations and it could therefore be incapable of effectuating the reforms that were previously negotiated with Plaintiffs. The Parties therefore negotiated to augment the prior reforms previously agreed to such that the Company would implement the reforms if it remained viable but would take various actions to reduce costs and otherwise conserve resources to preserve funds for shareholders if the Board determined that dissolution or otherwise ending operations was in the best interests of the Company and its stockholders. The Parties agreed to retain the same attorneys’ fees and expenses amount previously proposed by the Mediator in exchange for the augmented reforms. The Reforms ultimately agreed to by the Parties are set forth in Exhibit A attached hereto.

On January 8, 2025, the Parties executed this Stipulation and Agreement of Settlement (the “Stipulation”), memorializing the terms of the settlement of the Actions and the Demands (the “Settlement”), including the Reforms.

II.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the derivative claims in the Actions and the potential claims in the Demands have substantial merit, and Plaintiffs’ entry into this Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Actions or Demands. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the derivative claims against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of pleading the futility of a pre-suit litigation demand in derivative litigation, and the possible defenses to the claims alleged in the Actions and the Demands.

Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing and analyzing Ampio press releases, public statements, and filings with the U.S. Securities and Exchange Commission (“SEC”); (ii) reviewing and analyzing securities analysts’ reports and advisories and media reports about the Company; (iii) reviewing and analyzing the pleadings and orders in the Securities Class Action; (iv) researching the applicable law with respect to the claims alleged and the potential defenses thereto; (v) preparing and filing the complaints in the Actions; (vi) researching, preparing, and sending the Demands and related correspondence; (vii) researching and evaluating factual and legal issues relevant to the claims; (viii) engaging in settlement negotiations with Defendants’ counsel regarding the specific facts, and perceived strengths and weaknesses of the Actions and the Demands, and other issues in an effort to facilitate negotiations; (ix) researching the Company’s corporate governance structure in connection with settlement efforts; (x) preparing a comprehensive written settlement demand and modified demands over the course of the Parties’ settlement negotiations; (xi) participating in the full-day mediation; and (xii) negotiating and drafting this comprehensive Stipulation.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Ampio. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Ampio and its shareholders and have agreed to settle the Actions and the Demands upon the terms and subject to the conditions set forth herein.

III.           DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have vigorously denied, and continue to deny vigorously, any and all allegations of wrongdoing or liability with respect to the claims asserted in the Actions and the Demands, including, without limitation, that they breached their fiduciary duties or any other duty owed to the Company or its stockholders. Defendants have further asserted, and continue to assert, that at all relevant times, they acted in good faith and in a manner that they reasonably believed to be in the best interests of the Company and its stockholders, and diligently and scrupulously complied with any applicable fiduciary duties.

Nonetheless, Defendants are entering into this Settlement solely to avoid the burden, inconvenience, expense, risk, and distraction of continued litigation, and to finally put to rest and terminate all the claims that were or could have been asserted against Defendants in the Actions and the Demands. Defendants have, therefore, determined that it is in the best interests of Ampio for the Actions and the Demands to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

IV.           INDEPENDENT DIRECTOR APPROVAL

The independent members of Ampio’s Board unanimously determined, in a good faith exercise of their business judgment, that the Settlement and each of its terms are fair, reasonable, and in the best interests of Ampio and its stockholders, and that the Settlement, including the Reforms, confers substantial benefits upon Ampio and its stockholders. The Company’s Board acknowledges and agrees that the filing, issuance, pendency, and settlement of the Actions and Demands caused the Board to adopt, implement, and maintain the Reforms. The Company further acknowledges and agrees that: (i) the Reforms confer substantial benefits upon the Company and its stockholders; and (ii) the Board’s commitment to adopt, implement, and maintain the Reforms for the Effective Term (defined below) will serve the Company and its stockholders’ best interests, and constitutes fair, reasonable, and adequate consideration for Plaintiffs’ release of the claims made in the Actions and Demands.

V.            TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Parties herein, in consideration of the benefits flowing to the Parties from the Settlement, and subject to the approval of the Colorado State Court, that the Released Claims shall be finally and fully compromised, settled, and released, and the Actions shall be dismissed with prejudice and with full preclusive effect as to all Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1.            DEFINITIONS

As used in this Stipulation, the following terms have the meanings specified below:

1.1	“Actions” means the Consolidated Federal Derivative Action and the State Derivative Action.

1.2	“Ampio” or the “Company” means nominal defendant Ampio Pharmaceuticals, Inc. and its affiliates, subsidiaries, predecessors, successors, and assigns.

1.3	“Board” means the Board of Directors of Ampio.

1.4	“Colorado State Court” means the District Court, City & County of Denver, State of Colorado.

1.5           “Current Ampio Stockholders” means any Person or Persons who are record or beneficial owners of Ampio stock as of the date of this Stipulation and who continue to own Ampio stock through the date of the Settlement Hearing (defined herein), excluding the Individual Defendants, the officers and directors of Ampio, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which any of the Individual Defendants has or has had a controlling interest.

1.6           “Defendants” means the Individual Defendants and nominal defendant, Ampio.

1.7           “Defendants’ Counsel” means Ballard Spahr LLP, Brownstein Hyatt Farber Schreck, LLP, Holland & Hart, LLP, and any other law firm or lawyer that appeared or will appear for Defendants in the Actions or the Demands.

1.8           “Defendants’ Released Claims” means all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including unknown claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Actions or in any other court, tribunal, or proceeding by Defendant Releasees against any of the Plaintiff Releasees which have in the past been, or now or hereafter, are based upon, arise out of, relate in a material way to, or materially involve, directly or indirectly, the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, disclosures, facts, practices, events, claims, or any other matters, things, or causes whatsoever, or any series thereof, that were alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, in each case, (a) the Derivative Matters, or (b) which could have been asserted against any of the Plaintiff Releasees in the Derivative Matters.

1.9           “Defendants’ Released Persons” means Plaintiffs, Plaintiffs’ Counsel, and each and all of their past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other Person or entity acting or purporting to act for or on behalf of any Plaintiff or any counsel for any Plaintiff, and each of their respective predecessors, successors, and assigns, Ampio, and all Ampio stockholders (solely in their capacity as Ampio stockholders).

1.10         “Defendant Releasees” means the Company, each Defendant in each Action, the Individual Defendants, each individual past, present or future Ampio officer, director, employee, contractor, representatives, or agent, and for each of the foregoing, as applicable, their respective past, present or future parents, subsidiaries, affiliates, controlling persons, officers, directors, employees, agents, principals, family members, spouses, domestic partners, parents, associates, heirs, trusts, trustees, executors, estates, administrators, representatives, beneficiaries, distributees, foundations, agents, fiduciaries, general or limited partners or partnerships, joint ventures, members, limited liability companies, controlled corporations, divisions, associates, associated entities, stockholders, principals, managing directors, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment banks or bankers, underwriters, brokers, dealers, lenders, commercial banks or bankers, attorneys (including all Defendants’ Counsel), counsel, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, excess insurers, associates, or any other Person or entity acting or purporting to act for or on behalf of any Defendant or any counsel for any Defendant, and each of their respective predecessors, successors, and assigns.

1.11         “Demands” means the pre-suit litigation demands made by stockholders Satheesh Thomas and Dirk McKnight on the Board.

1.12         “Derivative Plaintiffs” means Robert Maresca, Samantha Marquis, and Jordan LeaJames (McCann).

1.13         “Effective Date” means the date by which all of the conditions specified in paragraph V (6.1) have been met.

1.14         “Federal Court” means the United States District Court for the District of Colorado.

1.15         “Federal Plaintiffs” means Robert Maresca and Samantha Marquis.

1.16         “Federal Plaintiffs’ Counsel” means The Brown Law Firm, P.C. and The Rosen Law Firm, P.A., as co-lead counsel for the Federal Plaintiffs.

1.17         “Fee and Expense Amount” means the sum to be paid to Plaintiffs’ Counsel for their attorneys’ fees and expenses, as detailed in Section V (¶¶4.1, 4.2) of this Stipulation, subject to approval by the Colorado State Court.

1.18         “Final” with respect to the Judgment (defined herein) means after the expiration of all time to seek appeal or other review of the Judgment, or if any appeal or other review of such Judgment is filed and not dismissed, after such Judgment is upheld on appeal in all material respects and is no longer subject to appeal, reargument, or review by writ of certiorari or otherwise. However, any appeal or proceeding seeking subsequent review pertaining solely to an order issued with respect to attorneys’ fees, costs, or expenses shall not in any way delay or preclude the

Judgment from becoming Final.

1.19         “Individual Defendants” means Michael A. Martino, Holli Cherevka, David Bar-Or, David Stevens, Elizabeth Jobes, J. Kevin Buchi, Philip H. Coelho, and Richard B. Giles.

1.20         “Judgment” means the Order and Final Judgment entered by the Colorado State Court that dismisses the State Derivative Action pursuant to the Settlement, substantially in the form of Exhibit D attached hereto.

1.21         “Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions, substantially in the form of Exhibit C attached hereto.

1.22         “Parties” means Plaintiffs, Individual Defendants, and Ampio.

1.23         “Person” means any natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.

1.24         “Plaintiffs” means Derivative Plaintiffs Robert Maresca, Samantha Marquis, and Jordan LeaJames (McCann), and Shareholders Satheesh Thomas and Dirk McKnight.

1.25         “Plaintiffs’ Counsel” means The Brown Law Firm, P.C. and The Rosen Law Firm, P.A., as co-lead counsel for the Federal Plaintiffs; Gainey McKenna & Egleston, as counsel for Plaintiff Jodran LeaJames (McCann); Rigrodsky Law, P.A., as counsel for shareholder Satheesh Thomas; and Kuehn Law, as counsel for shareholder Dirk McKnight.

1.26        “Plaintiffs’ Released Claims” means all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), whether in law or in equity, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Derivative Matters or in any other court, tribunal, or proceeding by Plaintiffs, any other Company stockholder derivatively on behalf of the Company, or by the Company directly against any of the Defendant Releasees which have in the past been, or now or hereafter, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, disclosures, facts, practices, events, claims, or any other matters, things, or causes whatsoever, or any series thereof, that were alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, in each case, (a) the Derivative Matters, or (b) which could have been asserted against any of the Defendant Releasees in the Derivative Matters. If the Settlement is approved by the Colorado State Court, Defendants and/or Defendant Releasees may file the Settlement and/or Judgment in any action that has been or may be brought against them in order to cause the dismissal and to support as may be necessary a claim or defense based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, and to the extent any action remains pending that was brought by Plaintiffs, including the Consolidated Federal Derivative Action, Plaintiffs’ Counsel shall promptly dismiss the Actions with prejudice.

1.27         “Plaintiff Releasees” means each Plaintiff, and each and every other Company stockholder (directly or indirectly), and each of their respective parents, subsidiaries, affiliates and controlling persons, and any current or former officer or director of any of the foregoing, and each of their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, controlled corporations, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment banks or bankers, underwriters, brokers, dealers, lenders, commercial bankers, attorneys (including all counsel for Plaintiffs in the Actions and the Demands), counsel, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, excess insurers, and associates.

1.28         “Preliminary Approval Order” means the [Proposed] Preliminary Approval Order entered by the Colorado State Court that preliminarily approves the Settlement, authorizes the form and manner of providing notice of the Settlement to Current Ampio Stockholders, and sets a date for the Settlement Hearing, substantially in the form of Exhibit B attached hereto.

1.29         “Reforms” means the corporate governance reforms set forth in Exhibit A attached hereto, which the Company shall adopt, implement, and maintain, pursuant to and in accordance with this Stipulation.

1.30         “Released Claims” means all Plaintiffs’ Released Claims and all Defendants’ Released Claims. “Released Claims” shall not include: (i) claims to enforce the terms of the Stipulation and/or the Judgment; (ii) the claims asserted in the Securities Class Action; (iii) any claim for indemnification or advancement of fees or expenses by the Individual Defendants against Ampio; or (iv) claims or causes of action of the Company directly against any of its current or former employees (other than current or former officers and directors), agents, or consultants arising out of any breach of an obligation, contractual or otherwise, owed to the Company or any of its affiliates.

1.31         “Released Persons” means Defendant Releasees and Plaintiff Releasees.

1.32         “Settlement” means the settlement and compromise of the Actions and Demands as provided for in this Stipulation.

1.33         “Settlement Hearing” means the hearing set by the Colorado State Court to consider final approval of the Settlement.

1.34         “Shareholders” means Ampio shareholders Satheesh Thomas and Dirk McKnight.

1.35         “Unknown Claims” means any Plaintiffs’ Released Claims that any of the Plaintiff Releasees does not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons or might have affected his, her, or its decision whether to object to this Settlement. With respect to any and all Plaintiffs’ Released Claims, the Parties stipulate and agree that, upon the Effective Date, the Plaintiff Releasees shall expressly waive and relinquish, and each Current Ampio Stockholder shall be deemed to have and by operation of the Judgment shall have expressly waived and relinquished to the fullest extent permitted by law, the provisions, rights and benefits conferred by and under California Civil Code §  1542, and any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Plaintiff Releasees acknowledge that they and Current Ampio Stockholders may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Plaintiffs’ Released Claims, but it is the intention of the Parties that the Plaintiff Releasees and all Current Ampio Stockholders shall be deemed to and by operation of the Judgment shall completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Plaintiffs’ Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, upon any theory of law or equity now existing or coming into existence in the future, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.

2.             TERMS OF THE SETTLEMENT

2.1           Ampio acknowledges and agrees that the filing, pendency, and settlement of the Actions and Demands was the cause of the Company’s decision to adopt and implement the Reforms and/or maintain the Reforms for a specified period, as set forth in Exhibit A attached hereto.3 Ampio also acknowledges and agrees that the Reforms confer substantial benefits to Ampio and Ampio’s shareholders.

3 If the Board determines that another strategic alternative resulting in the Company’s long-term survival is in the Company’s best interests then, within six (6) months of issuance of a final order approving the settlement of the State Derivative Action by the Colorado State Court, the Board shall adopt, implement, and/or maintain, as applicable, the Reforms, which are set forth in Exhibit A, § III, which shall remain in effect for no less than three (3) years.

3.            APPROVAL AND NOTICE

3.1           As soon as practicable, Plaintiffs shall submit this Stipulation together with its exhibits to the Colorado State Court and shall jointly apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Ampio Stockholders; and (iii) a date for the Settlement Hearing.

3.2           Within ten (10) days after the entry of the Preliminary Approval Order, Ampio shall: (1) post a copy of the Notice and the Stipulation (and exhibits thereto) on the Company’s website; (2) issue a press release with the Notice on GlobeNewswire; and (3) file with the SEC the Notice and Stipulation (and exhibits thereto) as exhibits to an SEC Form 8-K if possible. If filing the Notice and Stipulation as exhibits to an SEC Form 8-K is not possible and the Colorado State Court so requires, within thirty (30) days of entry of the Preliminary Approval Order, Ampio will provide notice to Current Ampio Stockholders in the same manner it provides notice of stockholder meetings. The Notice shall provide a link to the location on the Company’s website where the Notice and Stipulation (and exhibits thereto) may be viewed, which page will be maintained through the date of the Settlement Hearing. Ampio shall be solely responsible for paying the costs and expenses related to providing notice of the Settlement set forth in this paragraph or as otherwise required by the Colorado State Court. The Parties believe the manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Ampio stockholders pursuant to applicable law and due process. Ampio’s counsel shall timely file a declaration or affidavit confirming compliance with the Notice as required by the Colorado State Court.

3.3           Pending the Colorado State Court’s determination as to final approval of the Settlement, Plaintiffs and Current Ampio Stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons.

4.            ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES

4.1           After negotiating the material substantive terms of the Settlement, Plaintiffs’ Counsel and Defendants’ Counsel, with the assistance of the Mediator, separately negotiated a reasonable amount in attorney’s fees and expenses to be paid to Plaintiffs’ Counsel commensurate with the value of the substantial benefits conferred upon Ampio and Current Ampio Stockholders through the Reforms and the risks assumed by Plaintiffs’ Counsel in pursuing the Actions and the Demands on a wholly contingent basis. Defendants, including the Board, have agreed to cause their D&O insurers to pay Plaintiffs’ Counsel attorneys’ fees and expenses in the amount of $500,000.00 (the “Fee and Expense Amount”), subject to approval by the Colorado State Court.

4.2           The Fee and Expense Amount shall be paid to an escrow account selected by Plaintiffs’ Counsel (the “Escrow Account”) within thirty (30) days after: (i) the date of entry of the Preliminary Approval Order, or (ii) the date on which Plaintiffs’ Counsel provides written payment instructions and a W-9 form to Defendants’ Counsel (whichever is later), and which amount, to the extent approved by the Colorado State Court, shall be released from the Escrow Account once the Colorado State Court enters the Judgment and an order approving the Fee and Expense Amount, notwithstanding the existence of any collateral attacks on the Settlement including, without limitation, any objections or appeals, to Plaintiffs’ Counsel, pursuant to an allocation agreed to by Plaintiffs’ Counsel. Plaintiffs’ Counsel shall make no request to the Court for (and hereby release any right they may otherwise have to seek) attorneys’ fees and/or costs beyond the Fee and Expense Amount. Plaintiffs’ Counsel shall allocate the Fee and Expense Amount among themselves. Defendants are not responsible for the allocation of the Fee and Expense Amount amongst Plaintiffs’ Counsel.

4.3           In the event that the Judgment fails to become Final as defined in paragraph V (¶1.18), if a collateral attack is successful or the Settlement is otherwise terminated, or any court with appropriate jurisdiction reduces the Fee and Expense Amount, or the Consolidated Federal Derivative Action is not dismissed with prejudice, Plaintiffs’ Counsel must refund the Fee and Expense Amount to Ampio’s funding insurance carrier(s) within thirty (30) days from receiving notice from Defendants’ Counsel or from a court of appropriate jurisdiction.

4.4           Plaintiffs’ Counsel may apply to the Colorado State Court for service awards of up to two thousand dollars ($2,000.00) for each of the Plaintiffs to be paid from the Fee and Expense Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Actions and the Demands (the “Service Awards”). Defendants shall not object to the application for the Service

Awards.

4.5           The procedure for and the allowance or disallowance by the Colorado State Court of any application by Plaintiffs’ Counsel for fees and costs are not part of this Settlement and are to be considered by the Colorado State Court separately from the Colorado State Court’s consideration of the fairness, reasonableness, and adequacy of the Settlement. The Colorado State Court’s awarding of any fees and costs is not a necessary term of this Settlement, and it is not a condition of this Settlement that Plaintiffs’ Counsel’s application(s) for such fees and costs be approved by the Colorado State Court in the amount of the Fee and Expense Amount or in any other amount whatsoever.

5.            RELEASES

5.1           Within five (5) days after the Effective Date, the Federal Plaintiffs will move to dismiss the Consolidated Federal Derivative Action with prejudice in the Federal Court and will take any actions reasonably necessary to obtain dismissal, without any additional notice to the

Company’s stockholders and without any additional actions or payments by Defendants.

5.2           Upon the Effective Date, the Plaintiff Releasees shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Defendant Releasees from the Released Claims. Plaintiff Releasees shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Defendant Releasee or Released Persons with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting the Released Claims against any Defendant Releasee or Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or the Judgment.

5.3           Upon the Effective Date, the Defendant Releasees shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiff Releasees from the Released Claims. The Defendant Releasees shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Defendants’ Released Persons with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting Defendants’ Released Claims against Defendants’ Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment.

6.            CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION

6.1           The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a.     Colorado State Court approval of the content and method of providing notice of the proposed Settlement to Current Ampio Stockholders, and the subsequent dissemination of the notice of the proposed Settlement to Current Ampio Stockholders;

b.     Colorado State Court entry of the Judgment, in all material respects in the form set forth as Exhibit D annexed hereto, approving the Settlement and dismissing the State Derivative Action with prejudice, without awarding costs to any party, except as provided herein;

c.     payment of the Fee and Expense Amount in accordance with paragraph V (4.2); and

d.    the passing of the date upon which the Judgment becomes Final.

6.2           If any of the conditions specified above in paragraph V (6.1) are not met, then this Stipulation shall be canceled and terminated subject to paragraph V (6.3), unless counsel for the Parties mutually agree in writing to proceed with this Stipulation.

6.3           If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or if the Judgment fails to become Final in accordance with its terms: (a) all Parties shall be restored to their respective positions in the Actions and the Demands as of the date of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiffs’ Counsel shall be refunded and returned within thirty (30) days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by a Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Actions, the Demands, or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Parties and shall not be used in the Actions, the Demands, or in any other proceeding for any purpose.

7.            MISCELLANEOUS PROVISIONS

7.1           The Parties: (i) acknowledge that it is their intent to consummate the Settlement; and (ii) agree to cooperate in good faith to the extent reasonably necessary to effectuate and implement all terms and conditions of the Settlement and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of the Settlement.

7.2           The Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Actions, the Demands, and any and all Released Claims.

7.3           Nothing in this Stipulation, or any other settlement-related documents or communications, constitutes an admission that any claim which was brought or could have been brought in the Actions or asserted in the Demands has or lacks any merit whatsoever, or that Defendants have committed or engaged in any violation of law or wrongdoing whatsoever.

7.4           Until the Effective Date, this Stipulation shall not be deemed to prejudice any of the positions of any of the Parties.

7.5           Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement, is, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

7.6           Defendants may file this Stipulation and/or the Judgment in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.7           Except as set forth in this Stipulation, the Settlement may not be terminated, modified, or amended, except by an agreement in writing signed by the Parties or their respective counsel.

7.8           This Stipulation shall be construed as if the Parties collectively prepared it, and any uncertainty or ambiguity shall not be interpreted against any of the Parties.

7.9           This Stipulation shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Delaware, and shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles.

7.10         This Stipulation and the exhibits attached hereto contain the entire understanding of the Parties concerning the subject matter hereof and supersede any and all prior agreements, discussions, or negotiations of the Parties, whether oral or in writing, with respect to its subject matter.

7.11         The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein. In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.12         This Stipulation may be executed in any number of counterparts with the same effect as if all Parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument. A facsimile or electronic (e.g., PDF format) copy of this Stipulation as executed shall be deemed an original.

7.13         The Parties agree that each party and their counsel have complied fully with the applicable requirements of good faith litigation and that no action, allegation, position taken, or filing was undertaken or made in bad faith or in violation of Rule 11 of the Federal Rules of Civil Procedure or any comparable provision of state law.

7.14         No representations, warranties, or inducements have been made to any of the Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.15         In the event any proceedings by or on behalf of Ampio, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. In the event of any Bankruptcy Proceedings by or on behalf of Ampio, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court or the Colorado State Court or Federal Court to carry out the terms and conditions of the Stipulation.

7.16         Any planned, proposed, or actual sale, merger, or change-in-control of Ampio shall not void this Stipulation. The Stipulation shall run to the Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of Ampio, the Parties shall continue to seek the Colorado State Court’s approval of the Settlement expeditiously, including without limitation the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.

7.17         Any dispute, other than regarding allocation of the Fee and Expense Amount amongst Plaintiffs’ Counsel, arising out of or relating to the finalization of the Settlement— including, but not limited to, the terms of the Stipulation and related exhibits and filings—shall be finally determined and resolved by the Mediator according to expedited mediation or arbitral procedures determined by the Mediator. Each party shall bear their own costs and expenses in connection with any mediation or arbitral proceedings set forth herein.

7.18         The Colorado State Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Parties and their undersigned counsel submit to the jurisdiction of the Colorado State Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.

IN WITNESS WHEREOF, the Parties have caused the Stipulation to be executed by their duty authorized attorneys and dated January 8, 2025.

	/s/ Thomas J. McKenna		/s/ M. Norman Goldberger
	Thomas J. McKenna		M. Norman Goldberger
	Gregory M. Egleston		Patrick G. Compton
	GAINEY McKENNA & EGLESTON		BALLARD SPAHR LLP
	260 Madison Avenue, 22nd Floor		1735 Market Street, 51st Floor
	New York, NY 10016		Philadelphia, PA 19103
	Telephone: (212) 983-1300		Telephone: (215) 665-8500
	Facsimile: (212) 983-0383	Email:	comptonp@ballardspahr.com
Email:	tjmckenna@gme-law.com		goldbergerm@ballardspahr.com
gegleston@gme-law.com
Counsel for Defendants Michael A. Martino, David Stevens, J. Kevin Buchi, Philip H. Coelho, Richard B. Giles, and Nominal Defendant Ampio Pharmaceuticals, Inc.
Counsel for State Action Plaintiff Jordan LeaJames (McCann)
/s/ Emily R. Garnett
	/s/ Timothy Brown		Emily R. Garnett
	Timothy Brown		BROWNSTEIN HYATT FARBER
	Saadia Hashmi		SCHRECK, LLP
	Elizabeth Donohoe		675 15th Street, Suite 2900
	John Coyle III		Denver, CO 80202 T
	THE BROWN LAW FIRM, P.C.		elephone: (303) 223-1147
	767 Third Avenue, Suite 2501		Email: egarnett@bhfs.com
New York, NY 10017
	Telephone: (516) 922-5427		Counsel for Defendant Holli Cherevka

Email:	tbrown@thebrownlawfirm.net		/s/ Brian Neil Hoffman
	shashmi@thebrownlawfirm.net		Brian Neil Hoffman
	edonohoe@thebrownlawfirm.net		HOLLAND & HART LLP
	jcoyle@thebrownlawfirm.net		555 17th Street, Suite 3200
Denver, CO 80202
	Phillip Kim		Telephone: (303) 295-8043
	THE ROSEN LAW FIRM, P.A.	Email:	bnhoffman@hollandhart.com
275 Madison Avenue, 40th Floor
	New York, NY 10016		Counsel for Defendant David Bar-Or
Telephone: (212) 686-1060
Email:	pkim@rosenlegal.com

Co-Lead Counsel for Federal Plaintiffs Robert Maresca and Samantha Marquis

/s/ Seth D. Rigrodsky
Seth D. Rigrodsky
Timothy J. MacFall
Gina M. Serra
RIGRODSKY LAW, P.A.
300 Delaware Avenue, Suite 210
Wilmington, DE 19801
Telephone: (302) 295-5310
Email:	sdr@rl-legal.com
tjm@rl-legal.com
gms@rl-legal.com

Counsel for Shareholder Satheesh Thomas

/s/ Justin Keuhn
Justin Kuehn
KUEHN LAW
53 Hill Street, Suite 605
Southampton, NY 11968
Telephone: (917) 818-3045
Email: justin@kuehn.law

Counsel for Shareholder Dirk McKnight

DISTRICT COURT, CITY & COUNTY OF DENVER, STATE OF COLORADO
1437 Bannock Street
Denver, Colorado 80202
COURT USE ONLY

Plaintiff: JORDAN LEAJAMES (MCCANN), Derivatively on Behalf of AMPIO
PHARMACEUTICALS, INC.,	Case Number: 2023CV30287

Division: 280
v.

Defendants: MICHAEL A. MARTINO, J. KEVIN BUCHI, DAVID STEVENS, ELIZABETH JOBES, HOLLI CHEREVKA, DAVID BAR-OR, PHILIP H.COELHO, and RICHARD B. GILES,
EXHIBIT A
and

Nominal Defendant: AMPIO
PHARMACEUTICALS, INC., a Delaware
Corporation

CORPORATE GOVERNANCE REFORMS

I.	CORPORATE GOVERNANCE REFORMS TO BE IMPLEMENTED AND MAINTAINED BY AMPIO AS A RESULT OF THE SETTLEMENT

The Parties to the Consolidated Federal Derivative Action,1 the State Court Derivative Action and stockholders who made derivative demands engaged in a mediation on January 4, 2024. At the time of the mediation, the Company was engaged in nonclinical testing of a potential drug candidate, OA-201. At the mediation, the Parties reached a settlement in principle of the derivative claims and demands that entailed various corporate governance reforms being implemented by the Company.

Approximately six weeks after the parties reached the settlement in principle at the mediation, the Company received efficacy results from its latest nonclinical testing of OA-201 that were disappointing. As a result and in light of the Company’s cash position, the Board of Directors (the “Board”) of the Company determined that it was not in the best interests of the Company or its stockholders to continue development efforts for OA-201. The Board recognized that the continuing viability of the Company was in question and that, if the Company did not survive, it could not implement the corporate governance reforms in the derivative settlement.

The Company therefore contacted derivative plaintiffs’ counsel and advised them of the Company’s status. In consultation with derivative plaintiffs’ counsel, the Board determined that it was in the best interests of the Company and its stockholders to conserve cash and effectuate a voluntary long-form dissolution under Delaware law with the hope that, after its liabilities are satisfied, the Company will have cash remaining for distribution to the Company’s stockholders. Accordingly, the Parties to the Consolidated Federal Derivative Action, the State Court Derivative Action and the demanding stockholders agreed to alternate corporate governance reforms set forth in Section II herein. The Parties further agreed that if the Board determines that another strategic alternative would be in the best interests of the Company and its stockholders and result in the

Company’s long-term survival as a going concern, it will advise derivative plaintiffs’ counsel within five (5) days of that decision and abide by the original settlement in principle reached at the January 4, 2024 mediation (set forth in Section III below).

II.	Corporate Governance Reforms To Conserve Cash for Potential Distribution to Stockholders After Dissolution

Ampio acknowledges and agrees that the filing, pendency, and settlement of the Actions was the cause of the Company’s decision to adopt and implement the Reforms. Ampio also acknowledges and agrees that the Reforms confer substantial benefits to Ampio and Ampio’s stockholders.

None of the terms agreed to in connection with a potential resolution of the derivative complaints / demands will constitute an admission that the Company had a material weakness, significant deficiency, or any other failure with respect to the Company’s internal accounting controls or internal controls over financial reporting. Further, nothing in the terms agreed to constitute an admission by any Director or Officer of any wrongdoing.

1 Unless otherwise noted, all capitalized terms herein shall have the same meaning as set forth in the Stipulation and Agreement of Settlement.

A.      Dissolution

The Company will file for long-form dissolution under Delaware law as soon as reasonably practical. By the time of or concurrent with the dissolution filing, the Company will terminate all remaining employees and eliminate the Board. The Company will retain one or two consultants as needed to oversee the winding down of the Company’s affairs. The Company estimates that the elimination of the Board will result in annual cost savings of approximately $230,000 (reflecting the compensation that would otherwise be paid to the Board members) and the elimination of officers and employees will result in an annual cost savings of over $1,000,000 (offset by the fees paid to the consultant(s), which the Company anticipates will be relatively low

– approximately $250,000 annually)

B.      Expense Reduction

Effective immediately, the Company will reduce expenses as much as possible, including by de-listing Ampio from any exchange, de-registering Ampio securities with the Securities and Exchange Commission (“SEC”) to eliminate on-going SEC reporting requirements and thus reduce costs associated with those filings, terminating employees, disengaging its auditors, ending contracts with vendors, subleasing any real estate, and employing other cost-savings measures to the extent feasible. The Company estimates that the de-registration alone will result in annual cost savings of at least $300,000 due to the elimination of auditor, SOX compliance consultant, filing platform and certain counsel fees.

C.      Reduced Compensation

Effective immediately, all remaining Company officers’ compensation will be reduced for work in winding up the Company’s affairs. In particular, the Company’s current Chief Executive Officer, whose annual salary under his employment agreement is $550,000, has agreed to serve as a consultant to wind up the affairs of the Company at a significantly reduced hourly rate.

D.      Board Fees

Effective immediately, members of the Board will stop receiving director fees and other compensation for their work on the Board. The director cash compensation for the remaining members of the Board has been approximately $230,000 annually.

E.       Severance Payments

Effective immediately, the Company will attempt to negotiate reduced severance payments below any contractual amounts owed to officers whose employment is continuing.

F.      Stock Options / Awards

Effective immediately, any stock options or other stock-based awards due to current officers and directors will not vest and will be terminated. This will result in the reduced participation of the current officers and directors in any final distribution of remaining assets that may be made to stockholders post-dissolution.

G.      Prior Reforms / Cost Savings

To the extent the Company engaged in or engages in corporate governance reforms including the reforms set forth in Section IV below and the cost reduction efforts set forth herein before Court approval of the settlement, the Company acknowledges that the filing, pendency, and settlement of the Actions were in substantial part responsible for those reforms and cost reductions.

III.	Original Corporate Governance Reforms to be Effectuated if the Board Determines that Another Strategic Alternative Resulting in the Company’s Long-Term Survival Is In the Best Interests of the Company and Its Stockholders

The Board of Directors of Ampio (the “Board”) shall adopt resolutions and amend Board committee charters and/or its Bylaws to the extent necessary to ensure adherence to the following responsibilities, processes and procedures, many of which are consistent with the Company’s existing practices (the “Reforms”), and will commit to keep these Reforms in effect for no less than three (3) years from their adoption. The Reforms are prospective and none of the reviews or assessments thereunder shall require any review or assessment of any action retroactively prior to the date the Reforms are implemented.

Ampio acknowledges and agrees that the filing, pendency, and settlement of the Actions was the cause of the Company’s decision to adopt and implement the Reforms and/or maintain the Reforms for a specified period. Ampio also acknowledges and agrees that the Reforms confer substantial benefits to Ampio and Ampio’s stockholders.

None of the terms agreed to in connection with a potential resolution of the derivative complaints / demands will constitute an admission that the Company had a material weakness, significant deficiency, or any other failure with respect to the Company’s internal accounting controls or internal controls over financial reporting.

A.      ADDITIONAL INDEPENDENT DIRECTOR

The Board shall appoint one (1) additional independent director within twelve (12) months of the date of this Agreement so long as the Board is able to identify a qualified independent director candidate willing to serve.

B.      BOARD COMPOSITION AND PRACTICES

(a)           Limitations on Other Boards. The Board shall amend Ampio’s Bylaws to require that directors and executives comply with the ISS guidelines with respect to the number of other public boards on which they may serve.

(b)           Special Meeting of Shareholders. The Board shall amend Article III, Section 6 of the Company’s Bylaws to allow any Ampio shareholder or group of Ampio shareholders holding at least 10% of the Company’s outstanding shares to call a special meeting of Ampio shareholders.

C.      INVENTORY CONTROL AND SECURITY EFFORTS

To ensure that the Company’s inventory is managed responsibly and safely going forward, the Company shall enact the following improvements with respect to inventory control, to the extent it has not already done so. While Ampio uses third parties to manufacture, inventory and distribute drug product, it shall ensure its third party vendors are subject to cGMP inventory controls and inspection by the relevant federal agencies. To the extent Ampio maintains inventory of pharmaceutical product in its own facilities rather than with a third party vendor:

i.	Ampio shall implement a quality system compliant with 21 CFR Parts 210 and 211;

ii.	The quality system will pertain to and govern all Ampio-owned or leased facilities in which Drug Substance and Drug Product are manufactured, stored or inventoried;

iii.	Ampio shall manage Drug Substance and Drug Product inventory in accordance with the Code of Federal Regulations requirements.

D.      THE DISCLOSURE COMMITTEE

To ensure that the Company’s disclosures are accurate and complete, the Company shall create a charter for its management-level Disclosure Committee to describe the existing Disclosure Committee’s role in developing and enhancing procedures and protocols relating to disclosures, to ensure that all of the Company’s significant public statements are reviewed for accuracy and completeness, and to review with management its ongoing compliance with its protocols and procedures.

The Disclosure Committee members shall consist of, at least, the Company’s CFO and two other members with oversight of key functional areas within the Company. The CFO shall serve as the Disclosure Committee’s Chair. Ampio shall post the Disclosure Committee charter on the Company’s website. The Disclosure Committee charter shall provide for at least the following responsibilities:

(a)             Establish procedures and review timelines relating to the preparation and filing of the Company’s quarterly earnings press releases and periodic SEC reports, including disclosure policies and lines of communication to ensure that relevant Company personnel timely report to the Disclosure Committee information potentially requiring disclosure, in coordination with other groups within the Company as appropriate;

(b)            Review the Company’s Exchange Act filings (including Forms 10-K, 10-Q, 8-K, and proxy statements, and registration statements), correspondence to shareholders, and presentations to analysts and investors. In the event that such review reveals a false statement or omission of material fact required to be disclosed, the Disclosure Committee will report the deficiency to the full Board;

(c)             At least annually, review and assess the Company’s non-financial metrics disclosed in its Exchange Act filings;

(d)             In conducting the review procedures described above, the Disclosure Committee shall coordinate with other Company senior officers, independent accountants, internal auditors, outside legal counsel, and the Audit Committee, as necessary, and the chair of the Disclosure Committee, or the chair’s designee, shall report at least quarterly to the Board.

E .    INTERNAL CONTROLS AND COMPLIANCE FUNCTIONS

The Board shall oversee an annual analysis for each of the next five (5) years regarding appropriate steps Ampio could take to test and strengthen its internal audit and control function, including, but not limited to, with respect to the accuracy of public disclosures and compliance with laws and regulations, including FDA regulations.

The Board shall annually assess and address any potential changes to augment Ampio’s Disclosure Committee functions and Audit Committee functions. The Audit Committee shall meet with the CEO, the CFO, and Ampio’s external auditors in advance of Ampio’s finalization of its annual Form 10-K report (regardless of whether the annual report on Form 10-K is a restatement, amended filing, or initial filing, and whether it is submitted late or on time).

Ampio’s CFO shall not have served as Ampio’s audit partner at any of Ampio’s outside auditor firms for at least one (1) year before being employed as CFO.

F.     THE BOARD’S RISK OVERSIGHT DUTIES AND OBLIGATIONS

The Board shall adopt resolutions specifying the following policies, duties and responsibilities to strengthen its oversight of the Company’s risk management policies. The Board’s responsibilities shall include:

(a)    The Board shall oversee the Company’s risk management policies and risk management framework.

(b)	The Board shall receive reports quarterly from management or other appropriate persons regarding the Company operations, including the process and source of information used to confirm the accuracy of proposed public disclosures;

(c)	The Board shall be responsible for overseeing Ampio’s compliance with public reporting requirements as well as internal risk assessment and reporting conducted by Ampio employees. The Board shall have free and open access to Company employees for the purpose of identifying material risks relating to Ampio’s compliance procedures. The Board shall obtain a report from management whenever any potential material violation of Ampio’s compliance policies are identified. The Board will consider specific recommendations regarding mitigation of risks, as well as Ampio’s public disclosures of these risks;

(d)	The Board shall review the Company’s periodic public reports for proper disclosure of risks and risk factors and shall consider any report by the Disclosure Committee or Audit Committee regarding the same;

(e)	To the extent the Board learns of any compliance issues that may have significant financial implications and are sufficiently material to trigger a disclosure obligation, it will ensure that it is known to the Company’s outside counsel;

(f)	The Compensation Committee shall report to the full Board on an annual basis regarding the CEO’s and CFO’s contribution to Ampio’s culture of ethics and compliance and their effectiveness and dedication to ensuring Ampio’s compliance with applicable laws, rules, and regulations; and,

(g)	Within six (6) months of the Court’s final approval of the settlement, the Board shall review Ampio’s internal controls over compliance and implement changes as it deems necessary in its sole discretion. This review shall include an evaluation of the effectiveness of Ampio’s newly implemented controls and procedures.

G.    COMPLIANCE OFFICER RESPONSIBILITIES

The responsibilities of the Company’s Compliance Officer (who may hold other executive positions within the Company, including serving as Chief Financial Officer), to the extent the Compliance Officer is not already tasked with such responsibilities, shall include fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training, maintaining, and monitoring a system for accurate public and internal disclosures and reporting, and investigating potential compliance and ethics concerns with respect to all financial and disclosure matters. The Compliance Officer shall report to the Audit Committee at least quarterly and shall report promptly to the Audit Committee any allegations of compliance and ethics concerns or financial fraud or reporting violations.

The Compliance Officer shall be primarily responsible for managing Ampio’s compliance program with respect to financial and disclosure matters and for assisting the Board in fulfilling its oversight duties with regard to Ampio’s compliance with applicable laws, regulations, and the dissemination of true and accurate information. In this regard, the Compliance Officer shall report directly to the Audit Committee and work with the full Board as appropriate to facilitate the

Board’s oversight responsibilities.

The Board will adopt a resolution specifying that the responsibilities and duties of Ampio’s Compliance Officer shall include the following:

(a)	Working with the Disclosure Committee to evaluate and define the goals of the Company’s compliance program in light of trends and changes in laws that may affect Ampio’s compliance with laws and risk exposure;

(b)	Implementing procedures for monitoring and evaluating the program’s performance, and communicating with and informing the Disclosure Committee regarding progress toward meeting program goals;

(c)	Advising Ampio’s Disclosure Committee and acting as the liaison between that committee, Ampio’s executive officers, and the Board, in which capacity the Compliance Officer shall: (i) be primarily responsible for assessing organizational risk for misconduct and noncompliance with applicable laws and regulations relating to financial and disclosure matters; (ii) report material risks relating to compliance or disclosure issues to the Disclosure Committee; and (iii) make recommendations for further evaluation and/or remedial action;

(d)	Reviewing and approving Ampio’s public statements prior to their publication to ensure the accuracy, completeness, and timeliness of disclosures relating to any material risks to Ampio’s compliance with applicable laws and regulations relating to financial and disclosure matters, and reporting any material issues that may merit disclosure to the Disclosure Committee and Audit Committee;

(e)	Working with Ampio’s Audit Committee to evaluate the adequacy of Ampio’s internal controls over compliance and developing proposals for improving these controls, including meeting with the Audit Committee at least quarterly to discuss ongoing and potential litigation and compliance issues; and

(f)	Overseeing employee training in risk assessment and compliance.

H.    CHIEF FINANCIAL OFFICER RESPONSIBILITIES

The Board will adopt a resolution specifying the responsibilities and duties of Ampio’s CFO, which shall include the following:

(a)	Reporting to the Audit Committee on a quarterly basis, and further reporting to the Board, in writing or orally, more often as circumstances warrant;

(b)	Meeting with the Disclosure Committee and the CEO at least quarterly to monitor the Company’s financial performance;

(c)	Leading the development and execution of effective strategies to assure legally compliant investor communications;

(d)	Working with the Disclosure Committee to develop investor relations policies and controls to ensure compliance with all federal and state laws and regulations relating to financial and disclosure matters; and

(e)	Working directly with the Disclosure Committee and the Audit Committee to ensure that all investor-related documents and announcements, are accurate and truthful.

I.      THE AUDIT COMMITTEE CHARTER

Ampio shall adopt a resolution to amend the Audit Committee Charter. The amended Audit Committee Charter shall be posted on the Company’s website. The Audit Committee Charter shall be amended to include the following:

(a)	The Audit Committee shall meet at least four (4) times annually and in separate executive sessions with the Company’s management, independent auditor, Disclosure Committee Chair and Compliance Officer in carrying out its duties. The Audit Committee shall meet in separate sessions with the Company’s outside counsel to review any legal matters pertinent to carrying out its duties, as needed;

(b)	The Audit Committee, with the assistance of the Disclosure Committee and Compliance Officer, shall review the Code of Conduct at least annually, in addition to working with management in monitoring compliance; and

(c)	The Audit Committee shall annually receive a report listing all trades in Ampio securities completed by Section 16 officers.

J.	THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Ampio shall adopt a resolution to amend the Nominating and Corporate Governance Committee Charter. The amended Nominating and Corporate Governance Committee Charter shall be posted to the Company’s website and shall require the following:

(a)	The Nominating and Corporate Governance Committee shall meet with each prospective new Board member prior to his or her nomination to the Board and then recommend whether such individual shall be nominated for membership to the Board. Before recommending the appointment of any Board member, the committee shall conduct a formal background check of that individual;

(b)	Final approval of a director candidate shall be determined by the full Board. The decision on whether to recommend such person to the Board shall be disclosed to shareholders after a full review by the Board. Potential conflicts of interest to be considered for independence shall include familial relationships with Company officers or directors, interlocking directorships, and/or substantial business, civic, and/or social relationships with other members of the Board that could impair the prospective Board member’s ability to act independently from the other Board members;

(c)	The Nominating and Corporate Governance Committee shall review and evaluate Ampio’s director nomination processes, compare these processes with best practices, and develop recommendations to the Board regarding any actions to take based on its evaluation, including the implementation of new processes and procedures as necessary; and

(d)	The Nominating and Corporate Governance Committee shall be responsible for ensuring that an up-to-date version of the Corporate Governance Guidelines is available on the Company’s website.

K.    THE COMPENSATION COMMITTEE CHARTER

Ampio shall adopt a resolution to amend the Compensation Committee Charter. The amended Compensation Committee Charter shall be posted on the Company’s website. The amended Compensation Committee Charter shall require the following:

(a)	In determining, setting, or approving annual short-term compensation arrangements, the Compensation Committee shall consider the particular executive’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements; and

(b)	In determining, setting, or approving termination benefits and/or separation pay to executive officers, the Compensation Committee shall take into consideration the circumstances surrounding the particular executive officer’s departure and the executive’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements.

L.	EMPLOYEE TRAINING IN RISK ASSESSMENT AND COMPLIANCE, WITH SPECIAL REGARD FOR HANDLING AND USE OF PRE-DEVELOPMENT DRUGS

To further ensure employee compliance with Company procedures, Ampio shall provide an annual employee training program, which may be administered by an employee, outside consultant or counsel, that adheres to the following conditions, to the extent it does not already:

(a)             Ampio’s Compliance Officer shall be charged with primary responsibility for education pursuant to this provision;

(b)             Training shall be mandatory for all directors, officers, and employees of Ampio. Training shall be annual for all such persons, and in the event that a person is appointed or hired after the annual training for a particular year, a special training session shall be held for such individual within ninety (90) days of his or her appointment or hiring;

(c)             Training shall include, as relevant based on the director, officer or employee’s function, coverage of risk assessment and compliance, Ampio’s Code of Conduct, Related Party Transactions Policy, Compensation Recoupment Policy (discussed below), Whistleblower Policy, and any and all other manuals or policies established by Ampio concerning legal or ethical standards of conduct to be observed in connection with work performed for Ampio (“Ampio’s Policies”);

(d)            Training for employees with access to, or involved in the handling of, any clinical trial stage pre-development drugs, if any, shall be conducted on an annual basis. Upon completion of this training, the person receiving the training shall provide a written certification as to his or her receipt and understanding of the obligations under all Ampio’s policies, procedures, guidelines, and rules pertaining to the access to, storage of, and use of any clinical trial stage pre-development drugs. Each written certification shall be maintained by Ampio’s Compliance Officer for a period of five (5) years from the date it was executed; and

(e)             Training for employees involved in (i) preparing the Company’s financial statements; (ii) communications with the Company’s independent auditor; and (iii) disseminating or producing the Company’s public statements shall include, but not be limited to, issuing appropriate guidance, coverage of pertinent provisions of GAAP and the laws and regulations regarding public disclosures. Upon completion of training, the person receiving the training shall provide a written certification as to his or her receipt and understanding of the obligations under Ampio’s policies. Each written certification shall be maintained by Ampio’s Compliance Officer for a period of five (5) years from the date it was executed.

M.	MANDATORY ATTENDANCE OF DIRECTORS AT ANNUAL SHAREHOLDER MEETINGS

The Company shall institute a policy that, absent extraordinary circumstances, each member of the Board shall attend, either in person or virtually, each annual shareholder meeting and, during the annual shareholder meeting, shareholders shall have the right to ask questions in writing regarding any shareholder proposals.

N.    WHISTLEBLOWER POLICY

The Audit Committee shall be responsible for overseeing the maintenance of the Company’s Whistleblower hotline. Any third party provider of the hotline shall report any credible complaint to the Compliance Officer and the Audit Committee within three (3) business days of receipt. The link to the Hotline shall continue to be placed in the Code of Conduct and shall also be posted by the Company on its website. Furthermore, the Company shall publish the Hotline telephone number in the Code of Conduct and in any place where the Company publishes the link to the Hotline website.

The Board shall adopt resolutions to create a separate standalone Whistleblower Policy, and the Company shall post the Whistleblower Policy on the Company’s website.

The Whistleblower Policy shall include the following:

(a)             Encourage all interested parties to bring forward ethical and legal violations and/or a reasonable belief that ethical or legal violations have occurred to the Board or an appropriate sub-committee thereof, or via the Company’s Whistleblower Hotline or website portal, so that action may be taken to resolve the problem;

(b)             Provide that complaints shall be reviewed by the executive or committee most appropriate, depending on the nature of the complaint, in consultation with the Company’s outside legal counsel, if deemed necessary; and

(c)             Effectively communicate that the Company is serious about adherence to its Code of Conduct and other corporate governance policies and that whistleblowing is an important tool in achieving this goal.

(d)             Notify employees of the following:

(i)	executives and employees are subject to substantial penalties for retaliation against whistleblowers;
(ii)	Ampio is available to assist on matters pertaining to corruption, fraud, or similar unlawful activities at the Company;
(iii)	language found in the Code of Conduct regarding reporting potential violations;

(iv)	that complaints submitted pursuant to the policy will be handled confidentially if reasonably practicable;
(v)	that satisfying the stated values, business standards, and ethical standards of the Company will be considered in performance reviews; and
(vi)	it is against Ampio’s policy to discharge, demote, suspend, threaten, intimidate, harass or in any manner discriminate against whistleblowers.

A log of whistleblower complaints, as well as the results of all investigations of complaints, shall be maintained by the Company’s Compliance Officer for a period of not less than five (5) years.

IV.	CORPORATE GOVERNANCE REFORMS AND OTHER CHANGES PROMPTED IN PART BY THE ACTIONS

Ampio has either adopted—or memorialized (as appropriate)—the following corporate governance changes since the filing of the Actions:

•	Strengthened several processes to support the Company’s disclosure controls and procedures including (i) adopting quarterly planning meetings between management, legal counsel and external auditors to align on areas of focus for upcoming Form 10-Q or Form 10-K, (ii) requiring multiple rounds of legal and outside auditor reviews for each Form 10-Q and Form 10-K, including immediately prior to filing, and (iii) began circulating comments from the Board and the Audit Committee on Forms 10-Q and Forms 10-K to a broad group, which helps ensure the comments have visibility and are addressed;

•	Augmented and tested the Audit Committee procedures established under Section 301 of the Sarbanes-Oxley Act of 2002 for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

•	Regularly dedicates meetings between Ampio management and legal counsel to review recent SEC rulemaking and the impact on the Company, and provided training to the Board or its committees on these topics (for example cybersecurity disclosure);

•	Adopted a Compensation Recoupment Policy in order to comply with Section 311 of the NYSE American Company Guide and Rule 10D-1 promulgated under the Securities Exchange Act of 1934, as amended; and

•	Ensured there are regular opportunities for third party subject matter experts to present directly to the Board, including relating to product development and regulatory matters.

The Company shall acknowledge that the filing and maintenance of the Actions was a substantial factor in Ampio’s adoption of these corporate governance policies and practices since the Actions were commenced.

DISTRICT COURT, CITY & COUNTY OF
DENVER, STATE OF COLORADO
1437 Bannock Street
Denver, Colorado 80202
COURT USE ONLY

Plaintiff: JORDAN LEAJAMES (MCCANN),
Derivatively on Behalf of AMPIO	Case Number: 2023CV30287
PHARMACEUTICALS, INC.,
Division: 280
v.

Defendants: MICHAEL A. MARTINO, J. KEVIN
BUCHI, DAVID STEVENS, ELIZABETH JOBES,
HOLLI CHEREVKA, DAVID BAR-OR, PHILIP H.
COELHO, and RICHARD B. GILES,
EXHIBIT B
and

Nominal Defendant: AMPIO
PHARMACEUTICALS, INC., a Delaware
Corporation

[PROPOSED] PRELIMINARY APPROVAL ORDER

This matter came before the Court on the Parties’ Joint Motion for Preliminary Approval of Stockholder Derivative Settlement. Plaintiffs1 have made an unopposed motion, pursuant to Rule 23.1 of the Colorado Rules of Civil Procedure, for an order: (i) preliminarily approving the proposed settlement (the “Settlement”) of stockholder derivative claims brought on behalf of Ampio Pharmaceuticals, Inc. (“Ampio” or the “Company”), in accordance with the Stipulation and Agreement of Settlement dated January 8, 2025 (the “Stipulation”); (ii) approving the form and manner of the notice of the Settlement to Current Ampio Stockholders; and (iii) setting a date for the Settlement Hearing.2

1 “Plaintiffs” means plaintiff Jordan LeaJames (McCann) (“Plaintiff”) in the above-captioned stockholder action (the “State Derivative Action”), plaintiffs Robert Maresca and Samantha Marquis in a similar consolidated stockholder derivative action pending in the United States District Court for the District of Colorado, captioned Maresca v. Martino et al, Case No. 1:22-cv-02646-PAB-KAS (the “Consolidated Federal Derivative Action”), and shareholders Satheesh Thomas and Dirk McKnight who made separate pre-suit litigation demands (the “Demands”).

2 Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including, but not limited to, a proposed Settlement and dismissal with prejudice of the above-captioned State Derivative Action, as well as resolution of the Consolidated Federal Derivative Action and the Demands;

WHEREAS, the Court having: (i) read and considered Plaintiffs’ Unopposed Motion for Preliminary Approval of Stockholder Derivative Settlement together with the accompanying Memorandum of Points and Authorities; (ii) read and considered the Stipulation, as well as all the exhibits attached thereto; and (iii) heard and considered arguments by counsel for the Parties in favor of preliminary approval of the Settlement;

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for Ampio and appears to be the product of serious, informed, non-collusive negotiations overseen by an experienced mediator; and

WHEREAS, the Court also finds, upon a preliminary evaluation, that Ampio stockholders should be apprised of the Settlement through the Parties’ proposed form and means of notice, allowed to file objections, if any, thereto, and appear at the Settlement Hearing.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1.               This Court, for purposes of this Preliminary Approval Order, adopts the definitions set forth in the Stipulation.

2.               This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

3.               A hearing shall be held on _______________, 2025 at ____ _.m., before the Honorable ____________, at the District Court, City & County of Denver, State of Colorado, Denver City & County Building, 1437 Bannock Street, Denver, Colorado 80202 (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Colorado Rules of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount as well as the Service Awards should be approved; and (v) such other matters as the Court may deem appropriate.

4.               The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Colorado Rules of Civil Procedure and due process.

5.               Within ten (10) days after the entry of this Preliminary Approval Order, Ampio shall: (1) post a copy of the Notice and the Stipulation (and exhibits thereto) on the Company’s website; (2) issue a press release with the Notice on GlobeNewswire; and (3) file with the SEC the Notice and Stipulation (and exhibits thereto) as exhibits to an SEC Form 8-K if possible. If filing the Notice and Stipulation as exhibits to an SEC Form 8-K is not possible, within thirty (30) days of entry of the Preliminary Approval Order, Ampio will provide notice to Current Ampio Stockholders in the same manner it provides notice of stockholder meetings. The Notice shall provide a link to the location on the Company’s website where the Notice and Stipulation (and exhibits thereto) may be viewed, which page will be maintained through the date of the Settlement Hearing.

6.               All costs incurred in the filing, posting, and publication of the notice of the Settlement shall be paid by Ampio, and Ampio shall undertake all administrative responsibility for the filing, posting, and publication of the notice of the Settlement.

7.               At least thirty (30) calendar days prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing, publishing, and posting the notice of the Settlement as provided for in paragraph 5 of this Preliminary Approval Order.

8.               All Current Ampio Stockholders shall be subject to and bound by the provisions of the Stipulation and the releases contained therein, and by all orders, determinations, and judgments in the State Derivative Action concerning the Settlement, whether favorable or unfavorable to Current Ampio Stockholders.

9.               Pending final determination of whether the Settlement should be approved, Plaintiffs and Current Ampio Stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons.

10.             Any stockholder of Ampio common stock may appear and show cause, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered hereon, or the Fee and Expense Amount or Service Awards should not be awarded. However, no Ampio stockholder shall be heard or entitled to contest the approval of the Settlement, or, if approved, the Judgment to be entered thereon, unless that Ampio stockholder has caused to be filed, and served on counsel as noted below: (i) a written notice of objection with the case name and number (LeaJames v. Martino et al, Case No: 2023-cv-30287); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Ampio common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony.

11.             At least twenty-one (21) calendar days prior to the Settlement Hearing set for _____________, 2025, any such person must file the written objection(s) and corresponding materials with the Clerk of the Court, District Court, City & County of Denver, State of Colorado, Denver City & County Building, 1437 Bannock Street, Room 256, Denver, Colorado 80202 and serve such materials by that date, on each of the following Parties’ counsel:

Counsel for State Plaintiff:	Counsel for Defendants:

GAINEY McKENNA & EGLESTON	BALLARD SPAHR LLP
Thomas J. McKenna	J. Chesley Burruss
260 Madison Avenue, 22nd Floor	1735 Market Street, 51st Floor
New York, NY 10016	Philadelphia, PA 19103
Telephone: (212) 983-1300	Telephone: (215) 864-8237
Email: tjmckenna@gme-law.com	Email: burrussc@ballardspahr.com

Counsel for Federal Plaintiffs

THE BROWN LAW FIRM, P.C.
Timothy Brown
767 Third Avenue, Suite 2501
New York, NY 10017
Telephone: (516) 922-5427
Email: tbrown@thebrownlawfirm.net

12.             Only stockholders who have filed with the Court and sent to the Parties’ counsel valid and timely written notices of objection and notices of appearance will be entitled to be heard at the hearing unless the Court orders otherwise.

13.             Any Person or entity who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and to the Fee and Expense Amount and Service Awards, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered and the releases to be given as set forth in the Stipulation.

14.             Plaintiffs shall file their motion for final approval of the Settlement at least twenty-eight (28) calendar days prior to the Settlement Hearing. If there is any objection to the Settlement, the deadline for filings in response to the objection(s) is seven (7) calendar days prior to the Settlement Hearing.

15.             All proceedings in the State Derivative Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.

16.             This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Ampio stockholders.

17.             Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

18.             The Court reserves: (i) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current Ampio Shareholders; (ii) the right to continue or adjourn the Settlement Hearing from time to time or by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Ampio Shareholders; and (iii) the right to hold the Settlement Hearing telephonically or by videoconference, without further notice to Current Ampio Shareholders. Any Current Ampio Shareholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar and/or Ampio’s website for any change in the date, time, or format of the Settlement Hearing.

  IT IS SO ORDERED.

DATED:

DISTRICT COURT, CITY & COUNTY OF
DENVER, STATE OF COLORADO
1437 Bannock Street
Denver, Colorado 80202
COURT USE ONLY

Plaintiff: JORDAN LEAJAMES (MCCANN),
Derivatively on Behalf of AMPIO	Case Number: 2023CV30287
PHARMACEUTICALS, INC.,
Division: 280
v.

Defendants: MICHAEL A. MARTINO, J. KEVIN
BUCHI, DAVID STEVENS, ELIZABETH JOBES,
HOLLI CHEREVKA, DAVID BAR-OR, PHILIP H.
COELHO, and RICHARD B. GILES,
EXHIBIT C
and

Nominal Defendant: AMPIO
PHARMACEUTICALS, INC., a Delaware
Corporation

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER
DERIVATIVE ACTIONS

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF AMPIO PHARMACEUTICALS, INC. (“AMPIO” OR THE “COMPANY”) COMMON STOCK AS OF JANUARY 8, 2025.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE ACTIONS, CURRENT AMPIO STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated January 8, 2025 (the “Stipulation”). The purpose of this Notice is to inform you of:

•                the existence of a consolidated derivative action pending in the United States District Court for the District of Colorado (the “Federal Court”) captioned Maresca v. Martino et al, Case No. 1:22-cv-02646-PAB-KAS (Consolidated with Civil Action No. 22-cv-02803-PAB-KLM) (the “Consolidated Federal Derivative Action”),

•                the existence of a similar derivative action pending in the District Court, City & County of Denver, State of Colorado (the “Colorado State Court”) captioned LeaJames v. Martino et al, Case No: 2023-cv-30287 (the “State Derivative Action,” and, together with the Consolidated

Federal Derivative Action, the “Actions”),

•                the existence of two pending stockholder litigation demands served on the Company’s Board of Directors (the “Board”) to investigate and bring action against the Individual Defendants1 (the “Demands”),

•                the proposed settlement between Plaintiffs and Defendants (together, “Parties”) reached in the Actions and the Demands (the “Settlement”),

•                the hearing to be held by the Colorado State Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the State Derivative Action with prejudice,

•                Plaintiffs’ Counsel’s application to the Colorado State Court for a Fee and Expense Amount, and

•                Plaintiffs’ Counsel’s application to the Colorado State Court for Service Awards to the Plaintiffs.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Colorado State Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Actions and of your rights in connection with the proposed Settlement.

1 All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

Summary

On January 8, 2025, Ampio, in its capacity as a nominal defendant, entered into the Stipulation to resolve the Actions and the Demands, which Stipulation was filed in the Colorado State Court. The Actions and Demands were prosecuted derivatively on behalf of Ampio against certain current and former directors and officers of the Company and against the Company as a nominal defendant. The Stipulation and the settlement contemplated therein (the “Settlement”), subject to the approval of the Colorado State Court, are intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Actions with prejudice, and resolution of the Demands, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt and maintain certain reforms and procedures, as outlined in Exhibit A to the Stipulation (the “Reforms”).

In recognition of the substantial benefits conferred upon Ampio as a direct result of the Reforms achieved through the prosecution and Settlement of the Actions and the Demands, and subject to Colorado State Court approval, the Parties agreed that Ampio’s D&O insurer shall pay to Plaintiffs’ Counsel attorneys’ fees and expenses in the amount of five hundred thousand dollars ($500,000.00) (the “Fee and Expense Amount”), subject to Colorado State Court approval. Plaintiffs’ Counsel shall also apply to the Colorado State Court for service awards to be paid to each of the five Plaintiffs in an amount of up to two thousand dollars ($2,000.00) each (the “Service Awards”), to be paid out of the Fee and Expense Amount.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the Company’s website, www. ampiopharma.com, contact Plaintiffs’ Counsel as set forth below, or inspect the full Stipulation filed with the Colorado State Court.

What are the Lawsuits About?

The Actions and Demands are brought derivatively on behalf of nominal defendant Ampio and allege that, inter alia, between December 29, 2020 and August 3, 2022, at least, the Individual Defendants breached their fiduciary duties by: (1) issuing and/or causing the Company to issue false and misleading statements and omissions to the public regarding Ampio’s clinical trials for its lead pharmaceutical candidate, Ampion, as well as the Company’s ability to successfully bring Ampion to market; (2) failing to maintain adequate internal controls; (3) causing the Company to repurchase its own stock at prices that were artificially inflated due to Defendants’ misrepresentations; and (4) engaging in improper insider selling of Company stock. The Actions and Demands allege that, as a result of the foregoing, the Company experienced reputational and financial harm.

Why is there a Settlement of the State Derivative Action?

The Colorado State Court has not decided in favor of Defendants or Plaintiffs. Instead, the parties to this action have agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Company has determined that the Reforms that the Company has adopted and will adopt, implement, and maintain as part of the Settlement provide substantial benefits to Ampio and its stockholders.

Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Actions and the Demands. Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Actions and the Demands. Nonetheless, Defendants have concluded that it is desirable for the Actions and the Demands to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.

The Settlement Hearing, and Your Right to Object to the Settlement

On ________ __, 202__, the Colorado State Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be provided to current Ampio stockholders (“Current Ampio Stockholders”). The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on ________ __, 2025 at __:__ _.m. at the Denver City & County Building, 1437 Bannock Street, Denver, CO 80202 to, among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the State Derivative Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) determine whether the Colorado State Court should approve the agreed-to Fee and Expense Amount; (v) determine whether the Colorado State Court should approve the Service Awards, which shall be funded from the Fee and Expense Amount to the extent approved by the Colorado State Court; and (vi) consider any other matters that may properly be brought before the Colorado State Court in connection with the Settlement. Upon final approval of the Settlement, the Derivative Plaintiffs will voluntarily dismiss their complaints with prejudice, and the Demands will be withdrawn.

The Colorado State Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Colorado State Court’s calendar or the Company’s website, www. ampiopharma.com, for any change in the date or time of the Settlement Hearing.

Any Current Ampio Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Amount or Service Awards, may file with the Colorado State Court a written objection. An objector must, at least twenty-one (21) calendar days prior to the Settlement Hearing: (1) file with the Colorado State Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (i) a written notice of objection with the case name and number (LeaJames v. Martino et al, Case No: 2023-cv-30287); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Ampio common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Colorado State Court, the grounds therefor, as well as all documents or writings such Person desires the Colorado State Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and from objecting at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE COURT NO LATER THAN ________ __, 2025. The Court’s address is:

Denver City & District Building

1437 Bannock Street, Room 256

Denver, CO 80202

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN

________ __, 2025. Counsel’s addresses are:

Counsel for State Plaintiff:

GAINEY McKENNA & EGLESTON

Thomas J. McKenna

260 Madison Avenue, 22nd Floor

New York, NY 10016

Telephone: (212) 983-1300

Email: tjmckenna@gme-law.com

Counsel for Federal Plaintiffs:

THE BROWN LAW FIRM, P.C.

Timothy Brown

767 Third Avenue, Suite 2501

New York, NY 10017

Telephone: (516) 922-5427

Email: tbrown@thebrownlawfirm.net

Counsel for Defendants:

BALLARD SPAHR LLP

J. Chesley Burruss

1735 Market Street, 51st Floor

Philadelphia, PA 19103

Telephone: (215) 864-8237

Email: burrussc@ballardspahr.com

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Colorado State Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any Ampio stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Colorado State Court.

If you are a Current Ampio Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Colorado State Court and will forever be barred from raising an objection to the settlement in the Actions, and from pursuing any of the Released Claims.

CURRENT AMPIO STOCKHOLDERS AS OF JANUARY 8, 2025 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

Pending the Colorado State Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Current Ampio Stockholders, derivatively on behalf of Ampio, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.

Scope of the Notice

This Notice is a summary description of the Actions, the Demands, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Actions and the Demands, reference is made to them in the Stipulation and its exhibits, copies of which may be reviewed and downloaded at the Company’s website, www.AmpioPharma.com.

*         *         *

You may obtain further information by contacting Plaintiffs’ Counsel at: Thomas J. McKenna, Gainey McKenna & Egleston, 260 Madison Avenue, 22nd Floor, New York, NY 10016, Telephone: (212) 983-1300, Email: tjmckenna@gme-law.com; Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net.

Please Do Not Call the Colorado State Court or Defendants with Questions About the Settlement.

DISTRICT COURT, CITY & COUNTY OF
DENVER, STATE OF COLORADO
1437 Bannock Street
Denver, Colorado 80202
COURT USE ONLY

Plaintiff: JORDAN LEAJAMES (MCCANN),
Derivatively on Behalf of AMPIO	Case Number: 2023CV30287
PHARMACEUTICALS, INC.,
Division: 280
v.

Defendants: MICHAEL A. MARTINO, J. KEVIN
BUCHI, DAVID STEVENS, ELIZABETH JOBES,
HOLLI CHEREVKA, DAVID BAR-OR, PHILIP H.
COELHO, and RICHARD B. GILES,
EXHIBIT D
and

Nominal Defendant: AMPIO
PHARMACEUTICALS, INC., a Delaware
Corporation

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for hearing on ____________, 2025, to consider approval of the proposed settlement (“Settlement”) set forth in the Stipulation and Agreement of Settlement dated January 8, 2025 (the “Stipulation”). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this Order and Final Judgment (the

“Judgment”).

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1.               This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2.               This Court has jurisdiction over the subject matter of the State Derivative Action, including all matters necessary to effectuate the Settlement, and over all Parties.

3.               The Court finds that the notice of the Settlement was published and disseminated in accordance with this Court’s Preliminary Approval Order. This Court further finds that the forms and contents of the Notice, as previously preliminarily approved by the Court, fully satisfied the requirements of Rule 23.1 of the Colorado Rules of Civil Procedure and the requirements of due process.

4.               The Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Parties, and further finds that the Settlement is in the best interests of Ampio and its stockholders.

5.               The State Derivative Action and all claims contained therein, as well as all of the Released Claims against Released Persons, are dismissed with prejudice. The Parties are to bear their own costs, except as otherwise provided below.

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6.               Upon the Effective Date, the Plaintiff Releasees shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Defendant Releasees from the Released Claims. Plaintiff Releasees shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Defendant Releasee or Released Persons with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting the Released Claims against any Defendant Releasee or Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or the Judgment.

7.               Upon the Effective Date, the Defendant Releasees shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiff Releasees from the Released Claims. The Defendant Releasees shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Defendants’ Released Persons with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting Defendants’ Released Claims against Defendants’ Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment. During the course of the litigation, all parties and their respective counsel at all times complied with the requirements of Rule 11 of the Colorado Rules of Civil Procedure, and all other similar laws or statutes.

8.               The Court hereby approves the sum of five hundred thousand dollars ($500,000.00) for the payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses (the “Fee and Expense Amount”) and finds that the Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to Plaintiffs’ Counsel in connection with the Settlement. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation.

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9.               The Court hereby approves the service awards of two thousand dollars ($2,000.00) for each of the five Plaintiffs to be paid from Plaintiffs’ Counsel’s Fee and Expense Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Derivative Matters.

10.             Neither the Stipulation, nor any of its terms or provisions, nor entry of this Judgment, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

11.             Defendants may file the Stipulation and/or the Judgment in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

12.             Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.

13.             Pursuant to Rule 23.1 of the Colorado Rules of Civil Procedure, this Court hereby finally approves the Stipulation and Settlement in all respects and orders the Parties to perform its terms to the extent the Parties have not already done so.

14.             This Judgment is a final judgment, and the Court finds that no just reason exists for delay in entering the Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith in accordance with Rule 58 of the Colorado Rules of Civil Procedure.

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  IT IS SO ORDERED.

DATED:

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